Exhibit 99.1

ON24 Announces Third Quarter 2024 Financial Results

•Achieved Total Revenue of $36.3 million
•Exceeded profitability targets for 6th consecutive quarter
•Generated positive operating and free cash flow for 3rd consecutive quarter
•Stabilization of install base continued with high single digit year-over-year improvement in gross retention
•Percentage of ARR in multi-year agreements and percentage of customers using two or more products achieved another record quarter
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading intelligent engagement platform for B2B sales and marketing, today announced financial results for the third quarter ended September 30, 2024.
“Our third quarter results reflected an improved retention profile, operating expense discipline, and positive free cash flow,” said Sharat Sharan, co-founder and CEO of ON24. “Our AI-powered ACE solution has become a strong growth vector. In Q3, ACE ARR increased again as a percentage of growth ARR. We are seeing encouraging signs of customer winbacks, and our focus on mission-critical use cases in regulated industries, like life sciences, has helped in stabilizing our business. We remain focused on leveraging our strategic pillars to achieve our goal of driving sustainable growth.”
Third Quarter 2024 Financial Highlights
•Revenue:
◦Revenue from our Core Platform, including services, was $35.6 million.
◦Total revenue was $36.3 million.
•ARR:
◦Core Platform ARR of $129.7 million as of September 30, 2024.
◦Total ARR of $132.2 million as of September 30, 2024.
•GAAP Operating Loss was $13.3 million, compared to GAAP operating loss of $14.1 million in the third quarter of 2023.
•Non-GAAP Operating Loss was $0.8 million, compared to non-GAAP operating loss of $1.1 million in the third quarter of 2023.
•GAAP Net Loss was $11.4 million, or $(0.27) per diluted share, compared to GAAP net loss of $11.5 million, or $(0.26) per diluted share in the third quarter of 2023.
•Non-GAAP Net Income was $1.1 million, or $0.02 per diluted share, compared to non-GAAP net income of $1.5 million, or $0.03 per diluted share in the third quarter of 2023.
•Adjusted EBITDA was $0.2 million.
•Cash Flow: Net cash provided by operating activities was $0.3 million, compared to $2.9 million used in operating activities in the third quarter of 2023. Free cash flow was $0.1 million for the quarter, compared to $(3.2) million in the third quarter of 2023.
•Cash, Cash Equivalents and Marketable Securities totaled $188.8 million as of September 30, 2024.

For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.
Recent Business Highlights:
•Customer winbacks with boomerang customers contributed to ON24’s return to stability.
•AI-powered ACE ARR performance reached a new high as a percentage of growth ARR.
•Ranked a Top Engagement Platform for Sales and Marketing Teams in G2 Fall 2024 Report, recognized by customers for strong market presence and overall customer support and satisfaction.
Financial Outlook
For the fourth quarter of 2024, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $34.7 million to $35.7 million.
•Total revenue of $35.4 million to $36.4 million.
•Non-GAAP operating loss of $1.3 million to $0.3 million.
•Non-GAAP net income per share of $0.01 to $0.02 using approximately 45.7 million diluted shares outstanding.
◦Restructuring charge of $0.4 million to $0.7 million, excluded from the non-GAAP amounts above.
For the full year 2024, ON24 now expects:
•Core Platform Revenue, including services, to be in the range of $143.6 million to $144.6 million.
•Total revenue of $146.8 million to $147.8 million.
•Non-GAAP operating loss of $3.3 million to $2.3 million.
•Non-GAAP net income per share of $0.08 to $0.10 using approximately 45.8 million diluted shares outstanding.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing 877-497-9071 or 201-689-8727.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
Core Platform: The ON24 Core Platform products include:
ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
ON24 AI-powered ACE: the next generation AI-powered analytics and content engine.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss), Adjusted EBITDA, and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, provision for income taxes, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, impairment charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define Adjusted EBITDA as net income (loss) excluding interest expense, other (income) expense, net, provision for income taxes, depreciation and amortization, amortization of acquired intangible assets, amortization of cloud implementation costs, stock-based compensation, restructuring costs, impairment charges for underutilized real estate, and shareholder activism related costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss), non-GAAP net income (loss), and Adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “target,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers; declines in our growth rate; fluctuation in our performance; our history of net losses; competition; technological development in our markets; decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to help businesses bring their go-to-market strategy into the AI era and drive cost-effective revenue growth. Through its leading intelligent engagement platform, ON24 enables customers to combine best-in-class experiences with personalization and content, to capture and act on connected insights at scale.
ON24 provides industry-leading companies, including 4 of the 5 largest global software companies, 3 of the 5 top global asset management firms, 3 of the 5 largest global healthcare companies and 3 of the 5 largest global industrial companies, with a valuable source of first-party data to drive sales and marketing innovation, improve efficiency and increase business results. Headquartered in San Francisco, ON24 has offices globally in North America, EMEA and APAC. For more information, visit www.ON24.com.

© 2024 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$11,017	$53,209
Marketable securities	177,829	145,497
Accounts receivable, net	23,750	37,939
Deferred contract acquisition costs, current	11,312	12,428
Prepaid expenses and other current assets	6,742	4,714
Total current assets	230,650	253,787
Property and equipment, net	4,400	5,371
Operating right-of-use assets	1,900	2,981
Intangible asset, net	853	1,305
Deferred contract acquisition costs, non-current	12,433	15,756
Other long-term assets	695	1,102
Total assets	$250,931	$280,302
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,687	$1,914
Accrued and other current liabilities	14,781	16,907
Deferred revenue	63,631	74,358
Finance lease liabilities, current	—	127
Operating lease liabilities, current	2,926	2,779
Total current liabilities	84,025	96,085
Operating lease liabilities, non-current	440	2,483
Other long-term liabilities	1,583	1,517
Total liabilities	86,048	100,085
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	502,813	485,291
Accumulated deficit	(338,797)	(305,513)
Accumulated other comprehensive income (loss)	863	435
Total stockholders’ equity	164,883	180,217
Total liabilities and stockholders’ equity	$250,931	$280,302

ON24, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription and other platform	$33,860	$36,430	$102,836	$114,130
Professional services	2,465	2,792	8,565	10,241
Total revenue	36,325	39,222	111,401	124,371
Cost of revenue:
Subscription and other platform(1)(4)	7,136	8,390	21,514	27,345
Professional services(1)(4)	2,202	2,457	7,144	8,908
Total cost of revenue	9,338	10,847	28,658	36,253
Gross profit	26,987	28,375	82,743	88,118
Operating expenses:
Sales and marketing(1)(4)	19,498	21,510	59,029	68,555
Research and development(1)(2)(4)	9,180	9,730	27,370	31,759
General and administrative(1)(3)(4)	11,654	11,200	35,222	37,583
Total operating expenses	40,332	42,440	121,621	137,897
Loss from operations	(13,345)	(14,065)	(38,878)	(49,779)
Interest expense	6	18	27	80
Other income, net	(2,128)	(2,718)	(6,710)	(8,483)
Loss before provision for income taxes	(11,223)	(11,365)	(32,195)	(41,376)
Provision for income taxes	183	109	1,089	535
Net loss	(11,406)	(11,474)	(33,284)	(41,911)
Net loss per share:
Basic and diluted	$(0.27)	$(0.26)	$(0.80)	$(0.92)
Weighted-average shares used in computing net loss per share:
Basic and diluted	41,870,709	43,832,475	41,725,990	45,655,106
(1)Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue
Subscription and other platform	$692	$638	$2,047	$2,132
Professional services	119	123	369	419
Total cost of revenue	811	761	2,416	2,551
Sales and marketing	3,253	3,693	9,649	10,305
Research and development	2,322	2,332	6,696	6,716
General and administrative	5,490	4,779	15,528	13,719
Total stock-based compensation expense	$11,876	$11,565	$34,289	$33,291

(2)Research and development expense includes amortization of acquired intangible asset of $140 thousand and $416 thousand for the three and nine months ended September 30, 2024, respectively, and $142 thousand and $419 thousand for the three and nine months ended September 30, 2023, respectively, in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense includes professional advisory expenses associated with activism defense and related costs of nil and $2,656 thousand for the three and nine months ended September 30, 2023, respectively. We did not incur such costs in the three and nine months ended September 30, 2024.
(4)The results of operations for the three and nine months ended September 30, 2024 and 2023 includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, and impairment charge on our headquarters’ lease, as follows:

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$137	$—	$137	$350	$—	$350
Professional services	7	—	7	20	—	20
Total cost of revenue	144	—	144	370	—	370
Sales and marketing	342	—	342	1,347	—	1,347
Research and development	—	—	—	112	—	112
General and administrative	—	—	—	339	—	339
Total restructuring costs	$486	$—	$486	$2,168	$—	$2,168

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Severance and related Charges	Lease Impairment Charge	Total	Severance and related Charges	Lease Impairment Charge	Total
Cost of revenue
Subscription and other platform	$629	$19	$648	$2,134	$108	$2,242
Professional services	39	18	57	143	119	262
Total cost of revenue	668	37	705	2,277	227	2,504
Sales and marketing	150	48	198	1,958	256	2,214
Research and development	174	97	271	1,287	569	1,856
General and administrative	21	70	91	303	409	712
Total restructuring costs	$1,013	$252	$1,265	$5,825	$1,461	$7,286

ON24, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,181	1,249	3,635	4,041
Stock-based compensation expense	11,876	11,565	34,289	33,291
Amortization of deferred contract acquisition cost	3,638	3,777	11,233	11,621
Provision for allowance for doubtful accounts and billing reserves	335	661	1,536	2,360
Non-cash lease expense	398	398	1,177	1,339
Accretion of marketable securities	(1,352)	(2,142)	(4,287)	(5,853)
Lease impairment charge	—	252	—	1,461
Other	30	50	100	206
Change in operating assets and liabilities:
Accounts receivable	(60)	4,768	12,653	15,512
Deferred contract acquisition cost	(2,060)	(2,418)	(6,794)	(8,681)
Prepaid expenses and other assets	(196)	805	(1,939)	(43)
Accounts payable	323	(1,657)	667	(2,128)
Accrued liabilities	239	(290)	(2,649)	(3,037)
Deferred revenue	(2,376)	(7,856)	(10,727)	(16,850)
Other liabilities	(275)	(548)	(1,789)	(2,671)
Net cash provided by (used in) operating activities	295	(2,860)	3,821	(11,343)
Cash flows from investing activities:
Purchase of property and equipment	(152)	(344)	(1,680)	(1,076)
Purchase of marketable securities	(26,504)	(36,679)	(152,925)	(232,504)
Proceeds from maturities of marketable securities	22,900	42,996	114,548	319,466
Proceeds from sale of marketable securities	6,196	8,418	10,556	17,739
Net cash provided by (used in) investing activities	2,440	14,391	(29,501)	103,625
Cash flows from financing activities:
Proceeds from exercise of stock options	690	457	1,684	1,341
Proceeds from issuance of common stock under ESPP	—	—	367	546
Payment for repurchase of common stock	(8,327)	(25,933)	(18,603)	(59,239)
Payment of cash dividend	—	—	—	(49,872)
Repayment of equipment loans	—	(56)	(72)	(187)
Repayment of finance lease obligations	—	(373)	(127)	(1,315)
Net cash used in financing activities	(7,637)	(25,905)	(16,751)	(108,726)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	438	(65)	241	164
Net decrease in cash, cash equivalents and restricted cash	(4,464)	(14,439)	(42,190)	(16,280)
Cash, cash equivalents and restricted cash, beginning of period	15,572	25,328	53,298	27,169
Cash, cash equivalents and restricted cash, end of period	$11,108	$10,889	$11,108	$10,889
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$11,017	$10,804	$11,017	$10,804
Restricted cash included in other assets, non-current	91	85	91	85
Total cash, cash equivalent and restricted cash	$11,108	$10,889	$11,108	$10,889

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit and gross margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP gross profit	$26,987	$28,375	$82,743	$88,118
Add:
Stock-based compensation	811	761	2,416	2,551
Restructuring costs	144	668	370	2,277
Impairment charge	—	37	—	227
Non-GAAP gross profit	$27,942	$29,841	$85,529	$93,173
GAAP gross margin	74%	72%	74%	71%
Non-GAAP gross margin	77%	76%	77%	75%

Reconciliation of operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP sales and marketing	$19,498	$21,510	$59,029	$68,555
Less:
Stock-based compensation	(3,253)	(3,693)	(9,649)	(10,305)
Restructuring costs	(342)	(150)	(1,347)	(1,958)
Impairment charge	—	(48)	—	(256)
Non-GAAP sales and marketing	$15,903	$17,619	$48,033	$56,036

GAAP research and development	$9,180	$9,730	$27,370	$31,759
Less:
Stock-based compensation	(2,322)	(2,332)	(6,696)	(6,716)
Restructuring costs	—	(174)	(112)	(1,287)
Impairment charge	—	(97)	—	(569)
Amortization of acquired intangible asset	(140)	(142)	(416)	(419)
Non-GAAP research and development	$6,718	$6,985	$20,146	$22,768

GAAP general and administrative	$11,654	$11,200	$35,222	$37,583
Less:
Stock-based compensation	(5,490)	(4,779)	(15,528)	(13,719)
Restructuring costs	—	(21)	(339)	(303)
Impairment charge	—	(70)	—	(409)
Fees related to shareholder activism	—	—	—	(2,656)
Non-GAAP general and administrative	$6,164	$6,330	$19,355	$20,496

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Add:
Interest expense	6	18	27	80
Other income, net	(2,128)	(2,718)	(6,710)	(8,483)
Provision for income taxes	183	109	1,089	535
Stock-based compensation	11,876	11,565	34,289	33,291
Amortization of acquired intangible asset	140	142	416	419
Restructuring costs	486	1,013	2,168	5,825
Impairment charge	—	252	—	1,461
Fees related to shareholder activism	—	—	—	2,656
Non-GAAP operating loss	$(843)	$(1,093)	$(2,005)	$(6,127)

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Add:
Interest expense	6	18	27	80
Other income, net	(2,128)	(2,718)	(6,710)	(8,483)
Provision for income taxes	183	109	1,089	535
Depreciation and amortization	1,041	1,107	3,219	3,622
Amortization of acquired intangible asset	140	142	416	419
Amortization of cloud implementation costs	30	37	101	111
Stock-based compensation	11,876	11,565	34,289	33,291
Restructuring costs	486	1,013	2,168	5,825
Impairment charge	—	252	—	1,461
Fees related to shareholder activism	—	—	—	2,656
Adjusted EBITDA	$228	$51	$1,315	$(2,394)

Reconciliation of net loss to non-GAAP net income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Add:
Stock-based compensation	11,876	11,565	34,289	33,291
Amortization of acquired intangible asset	140	142	416	419
Restructuring costs	486	1,013	2,168	5,825
Impairment charge	—	252	—	1,461
Fees related to shareholder activism	—	—	—	2,656
Non-GAAP net income	$1,096	$1,498	$3,589	$1,741

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except share and per share data)

Reconciliation of GAAP to Non-GAAP basic and diluted net income (loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP basic and diluted net loss per share:
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Weighted average common stock outstanding, basic and diluted	41,870,709	43,832,475	41,725,990	45,655,106
Net loss per share, basic and diluted	$(0.27)	$(0.26)	$(0.80)	$(0.92)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP basic and diluted net income per share:
Net loss	$(11,406)	$(11,474)	$(33,284)	$(41,911)
Add:
Stock-based compensation	11,876	11,565	34,289	33,291
Amortization of acquired intangible asset	140	142	416	419
Restructuring costs	486	1,013	2,168	5,825
Impairment charge	—	252	—	1,461
Fees related to shareholder activism	—	—	—	2,656
Non-GAAP net income	$1,096	$1,498	$3,589	$1,741
Non-GAAP weighted-average common stock outstanding
Basic	41,870,709	43,832,475	41,725,990	45,655,106
Diluted	45,582,143	48,314,373	45,670,383	50,175,084
Non-GAAP net income per share of common stock:
Basic	$0.03	$0.03	$0.09	$0.04
Diluted	$0.02	$0.03	$0.08	$0.03

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities:	$295	$(2,860)	$3,821	$(11,343)
Less: Purchases of property and equipment	(152)	(344)	(1,680)	(1,076)
Free cash flow	$143	$(3,204)	$2,141	$(12,419)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Core Platform
Subscription and other platform	$33,272	$35,505	$100,811	$110,316
Professional services	2,336	2,644	8,097	9,499
Total core platform revenue	$35,608	$38,149	$108,908	$119,815

Virtual Conference
Subscription and other platform	$588	$925	$2,025	$3,814
Professional services	129	148	468	742
Total virtual conference revenue	$717	$1,073	$2,493	$4,556

Revenue
Subscription and other platform	$33,860	$36,430	$102,836	$114,130
Professional services	2,465	2,792	8,565	10,241
Total revenue	$36,325	$39,222	$111,401	$124,371

Contacts
Media Contact:
Gabriella Kose
press@on24.com

Investor Contact:
Irmina Blaszczyk, The Blueshirt Group for ON24
investorrelations@on24.com